Exhibit D.1

                    UNITED STATES OF AMERICA
                            BEFORE THE
              FEDERAL ENERGY REGULATORY COMMISSION


                               )
Holyoke Water Power Company    )
and                            ) Holyoke Project No. 2004
City of Holyoke Gas &          )
Electric Department            )



         APPLICATION FOR APPROVAL OF TRANSFER OF LICENSE

1.   Holyoke Water Power Company (hereinafter "HWP" or

     "Transferor"), licensee under the license for the Holyoke Project

     No. 2004, which was originally licensed in 1949 by the Federal

     Power Commission,<F1> and relicensed by the Federal Energy

     Regulatory Commission (the "Commission") on August 20, 1999 <F2> and;

2.   The City of Holyoke Gas & Electric Department (hereinafter

     "HG&E" or "Transferee"); hereby jointly and severally apply for the written approval of the Commission of the transfer of the aforesaid license from the Transferor to the Transferee pursuant to Section 8 of the Federal Power Act, 16 U.S.C. Sec 801, and

     request that the instrument of such approval by the Commission be made effective as of the date of conveyance of the project properties; and in support thereof show the Commission as

     follows:

3.   HWP is an operating subsidiary of Northeast Utilities

     ("NU"), a registered public utility holding company under Section

     79e(a) of the Public Utility Holding Company Act of 1935

     ("PUHCA").  HWP is a Massachusetts manufacturing company that currently owns and operates the Mt. Tom coal-fired electric generating facility (146 MW) and the Holyoke Hydroelectric

     Project (43.8 MW).  On June 7, 2001, HWP and its wholly-owned subsidiary, Holyoke Power and Electric Company, and Transferee

entered into a Settlement Agreement, which is intended to

     resolve, inter alia, the litigation between HWP and Transferee that had been pending since the mid-1990s.  The Settlement

     Agreement is attached hereto as Exhibit A.  This litigation has centered upon HWP's rights to serve commercial customers in light of certain restrictions in HWP's charter/franchise.  Under the terms of the Settlement Agreement, HWP will transfer, among other things, the Holyoke Hydroelectric Project to Transferee.

4.   The said Transferee is a municipal light plant organized in

     1897 under chapter 370 of the Massachusetts Acts of 1891, as amended, proof of such organization being submitted herewith as

     Exhibit B, which is hereby incorporated herein and made a part hereof; Transferee is a political subdivision of the City of

     Holyoke and validly existing under the laws of the Commonwealth of Massachusetts.  It is a municipally owned utility department,

     and provides gas, electric and steam services to over 18,000 business and residential customers in Holyoke and Southampton,

     Massachusetts.

5.   HG&E, the Massachusetts Municipal Wholesale Electric Company

     ("MMWEC") and the Ashburnham Municipal Light Plant ("Ashburnham")

     (collectively, the "Competing Applicants") filed a competing license application in connection with the relicensing of the

     Holyoke Project.  As noted above, on August 20, 1999, the

     Commission issued a new license to HWP and denied the competing application.  Requests for rehearing regarding the issuance of the new license to HWP were filed by MMWEC, Ashburnham and the

     City of Holyoke.  The Commission has not yet ruled on those requests for rehearing.

6.   Pursuant to Section 5.2(d) of the Settlement Agreement, HG&E

     agreed to file duly executed contingent withdrawals and to secure the filing of such withdrawals from the City of Holyoke, MMWEC and Ashburnham, withdrawing, terminating, or otherwise removing competing applications, motions for rehearing, and appeals affecting the issuance of the license to HWP.  These contingent withdrawals will be submitted shortly by the parties.

7.   On August 31, 1999, HWP filed a Preliminary Motion to Stay

     Certain License Conditions.  On September 20, 1999, HWP filed a

     Motion for Rehearing and Supplement to Preliminary Motion for

     Stay.  These Motions remain outstanding, and HG&E will assume

     HWP's position and rights with respect to these Motions.

8.   Requests for rehearing were also filed by other parties to the proceeding, including the Town of South Hadley,

     Massachusetts; United States Department of the Interior, U.S.

     Fish and Wildlife Service; National Marine Fisheries Service and

     Trout Unlimited.  Additionally, on August 18, 2000, NMFS filed a

     Biological Opinion and the Commission has not acted on this filing.  These filings remain outstanding, and HG&E will assume

     HWP's position and rights with respect to these and any other similar filings.

9.   The Transferee will submit certified copies of all

     instruments of conveyance whereby title to the project properties is conveyed to it, upon the completion of such conveyance, if and when the Commission shall have given its approval to the proposed transfer, as proposed herein, and the Order granting such

     approval is final.

10.  If and when the Commission shall have given its approval to the proposed transfer, and the Order granting such approval is final, and upon completion of conveyance of the project

     properties to the Transferee, the Transferor will deliver to the

     Transferee and the Transferee will accept and permanently retain all license instruments and all maps, plans, specifications,

     contracts, reports of engineers, accounts, books, records, and all other papers and documents relating to the original project and to all additions thereto and betterments thereof.

11.  Subject to the pending motions for stay and rehearing, the

     Transferor certifies that it has substantially complied with the terms and conditions of its license and that it has satisfied and discharged all of its liabilities and obligations thereunder to the date hereof, and obligates itself to pay all annual charges accrued under the license to the date of transfer.

12.  Contingent upon the final written approval by the Commission of the transfer of the license, the Transferee accepts all the terms and conditions of the said license and the Act, and agrees to be bound thereby to the same extent as though it were the original licensee thereunder; no operating changes or changes to license conditions are being proposed (except as otherwise provided in motions for stay, rehearing requests and other outstanding pleadings).

13.  The name, title, and post-office address of the person or persons to whom correspondence in regard to this application shall be addressed are as follows:

     For Holyoke Water Power Company

     Catherine E. Shively                            James B. Vasile
     Senior Counsel                                  Davis Wright Tremaine LLP
     Northeast Utilities Service Company             Suite 450
     c/o Public Service Company of New Hampshire     1500 K Street, NW
     P.O. Box 330                                    Washington, DC 20005-1272
     Manchester, NH 03105                            (202) 508-6600
     (603) 634-2326                                  (202) 508-6699 (fax)
     (603) 634-2438 (fax)

     For City of Holyoke Gas & Electric Department

     Mr. James Lavelle                  Frances E. Francis
     General Manager                    Ben Finkelstein
     City of Holyoke Gas & Electric     Spiegel & McDiarmid
     Department                         1350 New York Avenue, NW
     99 Suffolk Street                  Suite 1100
     Holyoke, MA  01040                 Washington, DC  20005
     (413) 536-9311                     (202) 879-4000
     (413) 536-9315 (fax)               (202) 393-2866 (fax)


     HWP and HG&E have a contractual obligation to use best efforts to secure approval for the proposed transaction.

Accordingly, HWP and HG&E respectfully request expedited

treatment of this Transfer Application.  To permit the parties to close the transaction as scheduled, HWP and HG&E respectfully request that the Commission grant Section 8 approval by September

10, 2001.

                    UNITED STATES OF AMERICA
              FEDERAL ENERGY REGULATORY COMMISSION

                  NOTICE OF TRANSFER OF LICENSE
                    AND SOLICITING COMMENTS,
               MOTIONS TO INTERVENE, AND PROTESTS

                        (July ___, 2001)

Take notice that the following application has been filed with the Commission and is available for public inspection:

     a.   Application Type: Transfer of License

     b.   Project No. 2004-_____

     c.   Date Filed:  July ___, 2001

     d. Applicants: Holyoke Water Power Company (Transferor) and City of Holyoke, Massachusetts Gas and Electric Department (Transferee).

     e. Name and Location of Project: The Holyoke Hydroelectric Project is on the Connecticut River and the Holyoke Canal in Hampden, Hampshire and Franklin Counties, Massachusetts. The project does not occupy federal or tribal land.

     f.   Filed pursuant to Federal Power Act, 16 U.S.C. Sec. 801.

     g. Applicant Contracts: For transferor: Catherine E. Shively, Northeast Utilities Service Company, c/o Public Service Company of New Hampshire, 1000 Elm Street, P.O. Box 330, Manchester, NH 03105, (603) 634-2326 and James B. Vasile, Davis Wright Tremaine LLP, 1500 K Street, NW, Suite 450, Washington, DC 20005-1272,
          (202) 508-6600. For transferee: Mr. James Lavelle, General Manager, Holyoke Gas & Electric Department, 99 Suffolk Street, Holyoke, MA 01040, (413) 536-9311 and Frances Francis, Spiegel & McDiarmid, 1350 New York Avenue, NW, Suite 1100, Washington, DC 20005-4798, (202) 879-4000.

     h. FERC Contact: Any questions on this notice should be addressed to _________.

     i.   Deadline for filing comments and/or motions: ______________.


_______________________________

F1 Holyoke Water Power Co., 8 FPC 471, 477 (1949).

F2 Holyoke Water Power Co., et al., 88 FERC 61,186 (1999), reh'g pending.
